Exhibit 99.1

Cellular Biomedicine Group Announces CEO Transition

SHANGHAI, China and CUPERTINO, Calif., Jan. 11, 2016 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced that Wei (William) Cao has notified the Company’s Board of Directors that, for family reasons, he will not seek renewal of his employment contract as Chief Executive Officer upon completion of his current term on February 6, 2016,  but will remain as a Director of CBMG.

A committee of the Board of Directors has been established to oversee the professional recruitment of a new Chief Executive Officer. In the interim, Tony Liu, currently the Company’s Chief Financial Officer, will assume full responsibilities as the interim Chief Executive Officer of the Company pending the selection of a new Chief Executive Officer.

Steve Liu, Chairman of the Board issued the following statement: "We would like to thank William for his tireless and significant contributions to the Company. Under his leadership, the Company was able to execute on its strategic plan to develop and engage in robust clinical programs for therapeutics that would potentially serve large addressable markets. The Company also strengthened its leadership in the immunotherapy field and built a rich pipeline in both the CAR-T and Regenerative Medicine segments. We believe William’s vision, leadership and strategic initiatives will generate breakthrough discoveries and therapies in years to come.  We are very pleased to be able to access his experience and expertise as a continuing member of the Board."

William Cao, Chief Executive Officer, said: "I would like to express my appreciation to the Board, colleagues, shareholders, and the partners with whom I have worked over the past five years. I am proud of being one of the founding executives of the Company and having the opportunity to build CBMG from its infancy. CBMG has outstanding prospects as an emerging global integrated pure-play biotech company focused on cancer and degenerative diseases.  I am confident that the strength of the Company's unique technologies, promising pipelines in China and potentially in the rest of the world, and its talented team will deliver significant value in the years ahead."

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases. Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards. To learn more about CBMG, please visit: www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:

Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com